SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2002

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

0-21886
(SEC File Number)

52-0812977
(IRS Employer Identification No.)

4724 S.W. Macadam Avenue Portland, Oregon (Address of principal executive offices)	97239 (Zip Code)

Registrant's telephone number, including area code:
(503) 220-0988

Item 5. Other Events.

     On November 12, 2002, the registrant's board of directors authorized the expenditure of up to an additional $500,000 for the repurchase of shares of the registrant's common stock from time to time in open market purchases under its stock repurchase program, increasing the remaining authorized availability under the program to $541,400. Since inception of the program through November 12, 2002, the registrant has repurchased a total of 1,900,900 shares for $8,589,600.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: November 18, 2002	By: /s/ Michael D. Mulholland Michael D. Mulholland Vice President-Finance